Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report on Form 10-Q of Fidus Mezzanine Capital, L.P. (the “Company”) for the quarterly period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward H. Ross, principal executive officer of the Company, and I, Cary L. Schaefer, principal financial officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2011	/s/ EDWARD H. ROSS
Edward H. Ross
Chief Executive Officer of Fidus Investment Advisors, LLC, the manager of Fidus Investment GP, LLC, the general partner of Fidus Mezzanine Capital, L.P. (principal executive officer)

/s/ CARY L. SCHAEFER
Cary L. Schaefer
Chief Financial Officer of Fidus Investment Advisors, LLC, the manager of Fidus Investment GP, LLC, the general partner of Fidus Mezzanine Capital, L.P. (principal financial and accounting officer)